   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1997

                                                      REGISTRATION NO. 333-33027
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------
                             BIG DOG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
                              -------------------

           DELAWARE                          5651                  52-1868665
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                              -------------------

                                121 GRAY AVENUE
                        SANTA BARBARA, CALIFORNIA 93101
                                 (805) 963-8727
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -------------------

                                ANTHONY J. WALL
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             BIG DOG HOLDINGS, INC.
                                121 GRAY AVENUE
                        SANTA BARBARA, CALIFORNIA 93101
                                 (805) 963-8727
                              FAX: (805) 962-9460
(Name and address, including zip code and telephone and fax number, of agent for service)
                              -------------------

                                   COPIES TO:

       JEFFREY M. WEINER, ESQ.                  THOMAS A. BEVILACQUA, ESQ.
         Kimball & Weiner LLP                Brobeck, Phleger & Harrison LLP
         555 S. Flower Street                     Two Embarcadero Place
              Suite 4540                              2200 Geng Road
        Los Angeles, CA 90071                    Palo Alto, CA 94303-0913
            (213) 538-3800                            (415) 424-0160

                              -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                              -------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This Amendment No. 2 is being filed by Big Dog Holdings, Inc., a Delaware corporation (the "Company"), in order to amend certain portions of Part II of the Company's Registration Statement on Form S-1. Accordingly, Part I of the Form S-1 is not included in this Amendment No. 2.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT NO.                                         DESCRIPTION
-----------  -----------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement
       3.1   Amended and Restated Certificate of Incorporation*
      3.1A   Certificate of Correction
       3.2   Amended and Restated Bylaws*
       4.1   Reference is hereby made to Exhibits 3.1*, 3.1A and 3.2*
       4.2   Specimen Stock Certificate*
       5.1   Opinion of Kimball & Weiner LLP
      10.1   Amended and Restated Credit Agreement dated as of June 30, 1995 between Big Dog Holdings,
               Inc., Big Dog USA, Inc. and Fortune Dogs, Inc., as amended by First Amendment, dated as of February 15, 1996, Second Amendment dated as of April 30, 1996, and Third Amendment dated as of May 3, 1997*
      10.2   Form of Stockholder Agreement made as of January 2, 1996 between Big Dog Holdings, Inc.
               and certain stockholders*
      10.3   Forms of Notes and Warrants issued November 4, 1996*
      10.4   Consulting Agreement between Big Dog Holdings, Inc. and Fortune Financial dated as of
               March 1, 1997*
      10.5   Buy-Sell Agreement among Big Dog Holdings, Inc., Fred Kayne and Andrew D. Feshbach dated as of January 1, 1997*
      10.6   1996 Stock Incentive Plan*
      10.7   Form of Purchase Agreement under the Big Dog Holdings, Inc. 1996 Stock Incentive Plan*
      10.8   1997 Stock Option Plan*
      10.9   Form of Stock Option Agreement under the 1997 Stock Option Plan*
     10.10   Amended and Restated 1997 Performance Award Plan
     10.10A  Form of Stock Option Agreement under 1997 Performance Award Plan*
     10.11   Lease Agreement between Big Dog Holdings, Inc. and State of California Public Retirement
               System dated January 13, 1995*
     10.12   Lease Agreement between Big Dog Holdings, Inc. and S.V.B. Properties dated as of June 1,
               1994, as amended by Lease Agreement dated as of December 1, 1994, Second Lease
               Amendment dated as of March 1, 1996 and Third Lease Amendment dated as of July 22,
               1996*
     10.13   Lease Agreement between Big Dog Holdings, Inc. and the Eldred Family Trust & Jason Eldred
               Trust dated as of April 4, 1996*
     10.14   Form of Indemnification Agreement*
      11.1   Statement regarding computation of per share earnings (loss)*
      21.1   List of Subsidiaries of Big Dog Holdings, Inc.*
      23.1   Consent of Kimball & Weiner LLP (included in Opinion filed in Exhibit 5.1)*
      23.2   Consent of Deloitte & Touche LLP*
      24.1   Power of Attorney (included in signature page)*
      27.1   Financial data schedule*
      99.1   Consent of Robert Schnell*
      99.2   Consent of Steven C. Good*
      99.3   Consent of David J. Walsh*
      99.4   Consent of NPD Group*


-------

*  Previously Filed

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on September 19, 1997.



                                BIG DOG HOLDINGS, INC.

                                By:             /s/ ANTHONY J. WALL
                                     -----------------------------------------
                                                  Anthony J. Wall
                                             EXECUTIVE VICE PRESIDENT,
                                           GENERAL COUNSEL AND SECRETARY



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board       September 19, 1997
          Fred Kayne

                                President, Chief Executive
              *                 Officer (Principal
------------------------------  Executive Officer) and      September 19, 1997
      Andrew D. Feshbach        Director

     /s/ ANTHONY J. WALL        Executive Vice President,
------------------------------  General Counsel, Secretary  September 19, 1997
       Anthony J. Wall          and Director

              *                 Chief Financial Officer
------------------------------  (Principal Financial        September 19, 1997
        Jonathan Howe           Officer)

                                Senior Vice President,
              *                 Finance
------------------------------  (Principal Accounting       September 19, 1997
        Roberta Morris          Officer)



*By:     /s/ ANTHONY J. WALL
      -------------------------
           Anthony J. Wall
         (ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX


EXHIBIT NO.                                               DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement
       3.1   Amended and Restated Certificate of Incorporation*
      3.1A   Certificate of Correction
       3.2   Amended and Restated Bylaws*
       4.1   Reference is hereby made to Exhibits 3.1*, 3.1A and 3.2*
       4.2   Specimen Stock Certificate*
       5.1   Opinion of Kimball & Weiner LLP
      10.1   Amended and Restated Credit Agreement dated as of June 30, 1995 between Big Dog Holdings, Inc., Big
               Dog USA, Inc. and Fortune Dogs, Inc., as amended by First Amendment, dated as of February 15, 1996,
               Second Amendment dated as of April 30, 1996, and Third Amendment dated as of May 3, 1997*
      10.2   Form of Stockholder Agreement made as of January 2, 1996 between Big Dog Holdings, Inc. and certain stockholders*
      10.3   Forms of Notes and Warrants issued November 4, 1996*
      10.4   Consulting Agreement between Big Dog Holdings, Inc. and Fortune Financial dated as of March 1, 1997*
      10.5   Buy-Sell Agreement among Big Dog Holdings, Inc., Fred Kayne and Andrew D. Feshbach dated as of January
               1, 1997*
      10.6   1996 Stock Incentive Plan*
      10.7   Form of Purchase Agreement under the Big Dog Holdings, Inc. 1996 Stock Incentive Plan*
      10.8   1997 Stock Option Plan*
      10.9   Form of Stock Option Agreement under the 1997 Stock Option Plan*
     10.10   Amended and Restated 1997 Performance Award Plan
     10.10A  Form of Stock Option Agreement under 1997 Performance Award Plan*
     10.11   Lease Agreement between Big Dog Holdings, Inc. and State of California Public Retirement System dated
               January 13, 1995*
     10.12   Lease Agreement between Big Dog Holdings, Inc. and S.V.B. Properties dated as of June 1, 1994, as amended by Lease Agreement dated as of December 1, 1994, Second Lease Amendment dated as of March 1,
               1996 and Third Lease Amendment dated as of July 22, 1996*
     10.13   Lease Agreement between Big Dog Holdings, Inc. and the Eldred Family Trust & Jason Eldred Trust dated as of April 4, 1996*
     10.14   Form of Indemnification Agreement*
      11.1   Statement regarding computation of per share earnings (loss)*
      21.1   List of Subsidiaries of Big Dog Holdings, Inc.*
      23.1   Consent of Kimball & Weiner LLP (included in Opinion filed in Exhibit 5.1)*
      23.2   Consent of Deloitte & Touche LLP*
      24.1   Power of Attorney (included in signature page)*
      27.1   Financial data schedule*
      99.1   Consent of Robert Schnell*
      99.2   Consent of Steven C. Good*
      99.3   Consent of David J. Walsh*
      99.4   Consent of NPD Group*


-------
*  Previously Filed